Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of February 24, 2025 (“Effective Date”), by and between OLD SECOND BANCORP, INC. (the “Company”) and DARIN CAMPBELL (the “Executive”).

RECITALS

WHEREAS, the Company and its wholly-owned subsidiary, Old Second National Bank (the “Bank”) are presently engaged in the general business of providing community banking and trust business services.  The Bank’s services include, but are not limited to demand, savings, time deposit, individual retirement, and Keogh deposit accounts; commercial, industrial, consumer, and real estate lending, including installment loans, farm loans, lines of credit, and overdraft checking; safe deposit operations; and trust services.  The Bank is also in the business of providing services such as the sale of traveler’s checks, money orders, cashier’s checks and foreign currency, direct deposit, discount brokerage, debit cards, credit cards, and other special services; and

WHEREAS, the Executive is currently employed by Bancorp Financial, Inc., pursuant to that certain Amended and Restated Employment Agreement dated December 3, 2024 (the “Prior Employment Agreement”); and

WHEREAS, at the Effective Time (as defined in the Merger Agreement) (the “Effective Time”), Bancorp Financial, Inc. and Evergreen Bank Group will merge with and into the Company and Bank, respectively, pursuant to that certain Agreement and Plan of Merger dated February 24, 2025 (the “Merger Agreement”), and the Bank Merger Agreement (as defined in the Merger Agreement); and

WHEREAS, the Company has agreed to appoint Executive to its Boards (as defined below) and wishes to continue Executive’s employment and the Executive desires to serve on the Boards and continue employment with the Company under the terms and provisions set forth below; and

WHEREAS, the Company and the Executive desire to enter into this Agreement to provide certain benefits to the Executive and certain protections for the Bank, subject to and in accordance with this Agreement; and

WHEREAS, the Executive acknowledges that the restrictions contained herein are necessary and reasonable in scope and duration and are a material inducement for the Company to enter into this Agreement and the corresponding Compensation and Benefits Assurance Agreement executed contemporaneously herewith (the “CBAA”) and commence a relationship with the Executive.

NOW, THEREFORE, in consideration of the foregoing recitals and the provisions hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

C-1

1.Employment; Service as a Director.  The Company hereby agrees to employ the Executive from and after the Effective Time as an Executive Vice President and as “President of National Specialty Lending,” “President, FreedomRoad Financial” and “President, Performance Finance” of the Bank and the Company, with such authority, duties and responsibilities as set forth on Exhibit A, reporting to, and subject to the direction of, the Chief Executive Officer of the Company (the “CEO”).  At the Effective Time, Executive shall be appointed to the boards of directors of both the Company and the Bank (the “Boards”). During the Term, the Company shall also cause the Executive to be nominated to stand for election to the Boards as described in Section 7.12 of the Merger Agreement, and if so elected the Executive shall serve for no additional consideration as a member of those Boards. While employed under this Agreement, the Executive shall at all times devote his full time, attention, and best efforts on behalf of the Company and the Bank, and shall perform all services, acts, and duties connected with his position in such manner as the Company and the Bank from time to time shall direct, acting at all times in good faith and in the Company’s and the Bank’s best interests.

2.Term.  The Company agrees to employ the Executive and the Executive agrees to serve as an Executive of the Company for an indefinite period (such period from the Effective Time to the termination of the Executive’s employment is referred to as the “Term”) and at the will of either party. This Agreement and the Term shall end upon any termination of the Executive’s employment.  The Company or the Executive shall each have the right to terminate the employment relationship at any time, with or without cause or notice.  Termination of employment for any reason will not terminate or modify in any way the responsibilities to the Company hereunder of the Executive and his or her representatives or assigns.  Upon a termination of the Executive’s employment under this Agreement, unless otherwise agreed in writing by the Company or the Bank (as applicable), the Executive shall be deemed to have resigned all officer positions and other fiduciary roles that he may hold with respect to the Company or the Bank; provided, however, that if the Executive’s employment is terminated involuntarily by the Company without Cause or voluntary by the Executive for Good Reason, in each case prior to the 2029 annual meeting of stockholders of the Company, the Executive shall not be deemed to have resigned or to have been removed from the Boards and may complete his existing term (subject to continued compliance with applicable Board policies)..

3.Compensation.

a.Base Salary.  The Company shall pay the Executive an annualized base salary at the rate of $550,000.  Base salary shall be payable in accordance with the payment policy and payroll process established by the Company from time to time.  Base salary shall be subject to annual review and shall be eligible for such merit increases as may be determined in the sole discretion of the Company.

b.Bonus.  Each fiscal year ending during the Term, the Executive will be eligible to receive an annual incentive bonus with a target bonus of fifty percent (50%) of his base salary, based on performance measures and payable in accordance with the Company’s management incentive plan for such fiscal year applicable to the Company’s similarly-situated executives of the Company, including, but not limited to stretch goals and payout opportunities, if any.

4.Benefits.  In addition to any benefits available to Executive pursuant to the terms of the Merger Agreement:

a.Employee Benefits.  The Executive shall receive the same or similar benefits and/or fringe benefits during the Term as the Company or the Bank may provide from time to time, in their sole discretion, to similarly-situated executives of the Company.  Such benefits may include, but are not limited to, paid time off (PTO) and participation in health and dental insurance, life insurance, long-term disability coverage, and 401(k) and profit sharing savings plans.  Participation in any such benefits shall be governed and interpreted by the applicable plan documents or written policies.  Nothing in this Agreement guarantees the Executive the right to participate in any of the Company’s or the Bank’s currently sponsored benefit plans or prevents the Company or the Bank from exercising its right to terminate or amend those plans or offerings in the future.
b.Car Allowance.  The Company will provide the Executive during the Term with a car allowance equal to $1,000 per month to offset the cost of a vehicle and its insurance, maintenance and repairs.  Such car allowance will be paid in accordance with the payment policy and payroll process established by the Company from time to time and will be taxed and reported consistent with the Company’s normal policies and practices.
c.Club Dues.  The Company will pay or the Executive shall be reimbursed for up to $36,000 per year for the membership dues and assessments which are incurred and payable during the Term for a country club in the Chicago area.  To the extent that timing is ambiguous, such payments or reimbursements shall be made in all events not more than thirty (30) days after the Executive’s submission of the invoice or proof of payment (as applicable) for the expense, which shall be submitted to the Company within sixty (60) days after such invoice is received or expense is paid by the Executive (as applicable).  The Company will tax and report such dues consistent with the Company’s normal policies and practices.
d.Business Expenses. The Company will reimburse Executive, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by Executive in the performance of his duties hereunder, consistent with the Company’s established policies in that regard, as may be in effect from time to time; provided, however, transportation, lodging or similar expenses for travel from Executive’s home or other remote work location to Executive’s primary work location shall be borne exclusively by Executive.
5.Equity Awards.  The Executive will be eligible to receive annual equity grants under the Company’s long-term incentive plan with a target value of thirty percent (30%) of his base salary, to the extent such awards are approved for similarly-situated executives of the Company.  The amount of such equity awards and the form and terms and conditions thereof shall be determined by the Company on the same basis as such determinations are made with respect to similarly-situated executives of the Company.

COVENANTS OF THE EXECUTIVE

6.Consideration for Restrictive Covenants.  In connection with this Agreement and the CBAA, the Executive is agreeing to certain restrictions on the Executive’s activities during the Term and following the end of the Term, as set forth in Sections 7 through 15 below.  In exchange for the restrictive covenants contained herein, the Executive accepts the valuable consideration described herein and in the CBAA, including the Company’s agreeing to employ Executive in an at-will employment relationship while granting the Executive access or continuing access to the Company’s and the Bank’s proprietary and confidential business information, including customer relationships, as its employee acting in good faith and in the best interests of the Company, the Bank, and each of their subsidiaries and affiliates.  As used in Section 7 through 15 below, references to the “Company” include the Company, the Bank, and each of their respective subsidiaries and affiliates.

7.Non-Disclosure of Confidential Information. The Executive hereby acknowledges that during the course of the Executive’s employment by and service with the Company, the Executive will learn or develop Confidential Information (as defined below) of the Company and the Bank in trust and confidence.  The Executive acknowledges that unauthorized disclosure or use of Confidential Information, other than in the discharge of the Executive's duties, will cause the Company irreparable harm. In order to protect these legitimate interests of the Company, the Executive agrees to the following terms hereof:

a.For purposes of this Agreement, the term “Confidential Information” means the Company's and the Bank's pricing systems, product profit margins, customer information (including bank statements, accounts, account analyses, contractual agreements, investment history, and preferences), marketing strategies or techniques, distribution systems and networks, manufacturer and dealer information and networks (in the case of consumer loans), supplier information (including identity and contract arrangements), product content, product mix, product research and development efforts, software, inventions, planned Bank or Company investment products, acquisition or divestitures, non-public financial information (including projections), project reports, personnel information (other than about the Executive), non-public information regarding the business and services of the Company and/or the Bank, and non-public information from or about the Company’s and/or the Bank’s customers or suppliers that the Company’s customers or suppliers expressly wish, or may reasonably expect, to be kept confidential. The term Confidential Information also includes any information to which the Executive had access by reason of the Executive's employment with the Company or its predecessors and which meets the definition of “trade secret” as set forth in the Illinois Trade Secrets Act, 765 ILCS 1065/1, et seq., and/or the Defend Trade Secrets Act, 18 U.S.C. §1839 (“Company Trade Secrets”). The Executive acknowledges and agrees to ask the Company for clarification about what constitutes Confidential Information if, at any time, the Executive is uncertain about whether any particular information is intended to be protected hereunder. The term Confidential Information shall not include any information which the Executive establishes by a preponderance of evidence (i) was publicly known or made generally available to the public prior to the time of disclosure to the Executive; or (ii) becomes publicly known or made generally available to the public after disclosure to the Executive through no wrongful action or inaction of the Executive.

b.At all times during the Executive's employment or service and for a period of five (5) years thereafter, the Executive will use Confidential Information exclusively on behalf of the Company or the Bank, or their subsidiaries or affiliates and, except in the normal and proper course of employment or service, will not, directly or indirectly through another person or entity or by assisting others, disclose such information in any manner or use such information for the Executive’s benefit or on behalf of any other person or entity. Notwithstanding the foregoing, the Executive will not, at any time, in any manner or for any purpose other than a purpose expressly permitted by law, directly or indirectly, divulge or disclose, use, transmit, copy, create, access or retain any Company Trade Secrets.
c.The Executive will not copy, duplicate or reproduce, or allow others to copy, duplicate or reproduce, any Confidential Information for any purpose other than for use by or on behalf of the Company. The Executive will comply with all policies, procedures and practices of the Company or the Bank pertaining to Confidential Information and will take all commercially reasonable steps to protect and maintain the secrecy thereof.
d.If the Executive is requested, becomes legally compelled or is otherwise required by law to make any disclosure that is prohibited by this Section, the Executive will promptly notify the Company no later than fourteen (14) days prior to such disclosure so that the Company may seek a protective order or other appropriate remedy if the Company deems such protection or remedy necessary under the circumstances. Subject to the foregoing, the Executive may furnish only that portion of Confidential Information that the Executive is legally compelled or required by law to disclose.

e.Nothing in this Section precludes the Executive from disclosing truthful information regarding the Company, the Bank, or any of their subsidiaries or affiliates in confidence to a federal, state or local governmental, regulatory or administrative agency or to an attorney concerning a suspected violation of law. Nor may the Executive be held criminally or civilly liable under any federal or state trade secrets law for any disclosure of Confidential Information (i) made in confidence to a federal, state or local governmental, regulatory or administrative agency, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) set forth in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and provided the Executive does not otherwise disclose such information except pursuant to court order. Nothing in this Agreement prohibits the Executive from making truthful statements or disclosures about any alleged unlawful employment practice, including, but not limited to, discrimination, harassment or retaliation.
8.Non-Competition.  The Executive shall not, at any time during the Executive's employment or service with the Company and for twelve (12) months thereafter (“Restricted Period”), regardless of the reasons for the Executive's termination, directly, or indirectly through another person or entity or by assisting others, become employed by, work for or otherwise provide services to or on behalf of (a) a Competitive Bank Business (as defined below) within 30 miles of any existing location of the Company, and/or (b) a Competing Powersports Business (as defined below) anywhere in the United States.  This restriction shall apply, in each instance, only to the extent such employment, work or services involves: (i) duties that are the same as or substantially similar to those business activities or services the Executive performed or supervised on behalf of the Company or its predecessors during the twenty-four (24) month period prior to the end of the Executive's employment and service; and/or (ii) executive, management or sales responsibility. “Competing Bank Business” means any person, firm, corporation or other entity, in whatever form, that engaged or engages in the businesses in which the Company engages, including the sale or servicing of banking and financial products and services, business and consumer lending, commercial and residential mortgage lending and brokerage, deposit services (including municipal deposit services), real estate investment trusts and investment advisory services. “Competing Powersports Business” means any person, firm, corporation or other entity, in whatever form, that engaged or engages in the Powersports Business.  “Powersports Business” means the business of providing financing to customers who purchase or lease motorcycles, mopeds/scooters, motocross bikes or dirt bikes; go-karts, sandrails or dune buggies; 3-wheel vehicles; all-terrain vehicles (ATVs), side-by-side vehicles (SXS), utility task vehicles (UTVs), or golf carts; snowmobiles or snow-bikes; personal water craft (PWCs) or other Class A inboard motor vessels; e-bikes; or similar recreational or electric vehicles, along with related parts, garments and accessories, that are sold for consumer use by a vehicle manufacturer or its affiliated dealerships.  Nothing herein shall prohibit the Executive from (x) being a passive owner of not more than 1% of the outstanding equity interest in any entity that is publicly-traded, so long as the Executive has no active participation in the business of such entity or (y) owning equity interests in any entity which acquires control of the Company through merger, combination, asset acquisition or similar transaction.

9.Non-Solicitation of Customers.  The Executive shall not, during the Restricted Period, regardless of the reasons for the Executive's termination, directly, or indirectly through another person or entity or by assisting others, solicit, call upon, or contact any Restricted Customer (as defined below) or Restricted Prospective Customer (as defined below) for the purpose of engaging in a Competitive Business Activity (as defined below), nor otherwise divert, interfere with, or attempt to divert or interfere with, the Company's business relationship with any Restricted Customer or Restricted Prospective Customer. “Restricted Customer” means each and every Customer with whom or with which the Company has conducted business within the twenty-four (24) month period preceding termination of the Executive’s employment and service and with whom the Executive, during such twenty-four (24) month period, had business-related contact or about which the Executive acquired Confidential Information by virtue of the Executive’s employment or service relationship with the Company or its predecessors. “Restricted Prospective Customer” means each and every prospective Customer targeted by the Company or its predecessor for business at any time during the final twelve (12) months of the Executive’s employment and service and with whom during such time the Executive actively solicited (or supervised the solicitation thereof) on behalf of the Company through a written proposal or formal presentation/meeting or about which the Executive acquired Confidential Information; provided that a prospective Customer with whom the Company has not conducted business within the six (6) month period following the end of the Executive’s employment and service shall not constitute a Restricted Prospective Customer. “Competitive Business Activity” means the sale or provision of any good or service sold by or provided by the Company during the Executive’s employment or service with the Company, including: (i) the sale or servicing of banking and financial products and services, business and consumer lending, commercial and residential mortgage lending and brokerage, deposit services (including municipal deposit services), real estate investment trusts and investment advisory services; and/or (ii) providing financing to or through Customers for the purchase or lease of vehicles or equipment, or related parts, garments or accessories, within the Powersports Business.  “Customer” means the individual or entity to whom the products or services are provided, as well as any manufacturer or dealer with whom the Company enters into an arrangement to provide financing or other products or services for its end customers.

10.Non-Solicitation of Employees, Vendors. Consultants and Suppliers. The Executive shall not, during the Restricted Period, regardless of the reasons for the Executive’s termination, directly, or indirectly through another person or entity or by assisting others, solicit, induce or encourage any Restricted Person (as defined below) to terminate or reduce such Restricted Person’s employment or other association with the Company and/or Bank, or otherwise interfere with the faithful discharge by such Restricted Person of any employment, contractual and/or fiduciary obligations to serve the Company’s best interests and those of its Customers. “Restricted Person” means each and every person employed or otherwise engaged by the Company, including vendors, consultants or suppliers, within the twelve (12) month period preceding termination of the Executive’s employment and service and with whom the Executive, during such period, had supervisory responsibility or work-related contact, or about whom the Executive acquired Confidential Information relating to compensation, benefits, performance evaluations or services.

11.Verification of Customer Diversion.  The Company may request at any time within twenty-four (24) months following the Executive’s last day of employment and service with the Company that the Executive provide a written statement under oath, in a form acceptable to the Company, identifying all Customers that the Executive worked with or learned of through the Company or the Bank and for whom the Executive is again providing services or receiving compensation from, either directly or indirectly.  The Company agrees to use such list only in connection with enforcing the Executive’s agreements with the Company or the Bank.

12.No Disparagement. The Executive agrees that so long as the Executive is employed or in service with the Company, and at any time thereafter, Executive shall not disparage the Company or its business to any Customer or prospective Customer of the Company or publicly disparage the Company or intentionally bring or attempt to bring the Company into disrepute.

13.Notice to Future Employers.  For the period of twenty-four (24) months immediately following the end of the Executive’s employment and service with the Company, the Executive will inform each new employer or service recipient, prior to accepting employment or engagement, of the existence of this Agreement and provide that employer or service recipient with a copy of this Agreement.  The Executive further agrees that Company may, if it so desires, send a copy of this Agreement to, or otherwise make the provisions hereof known to, any such employer or service recipient.

14.Return of Property.  Upon termination of employment and service with the Company for any reason, or upon earlier written request by the Company, the Executive shall return to the Company all keys, telephone calling cards, cellular telephones, computers, printers, access cards and other Company property and equipment; and all originals and all copies of all business records and other documents, including Confidential Information (including information stored on computer hard drives, flash or thumb drives, or any other medium), relating to the Company in the Executive’s possession, custody or control, other than documents relating solely to the Executive’s own compensation or benefits. Executive agrees to refrain from accessing any Company records or other documents stored on any personal computer hard drive, tablet, smartphone, electronic data storage device, email or other web-based data storage account or service after termination of employment and service with the Company and shall inform the Company of all such media, and shall permanently delete and erase any Company records and other documents stored on such media.

15.Reasonableness of Restrictions and Remedies. The Executive agrees that the terms of Sections 6 through 14 of this Agreement are intended to protect and preserve legitimate business interests of the Company and are reasonable and necessary. It is further agreed that any breach of Sections 6 through 14 of this Agreement may render irreparable harm to the Company. In the event of a breach or threatened breach by the Executive, the Executive acknowledges and agrees that the Company's remedies at law may be inadequate and that the Company shall be entitled to injunctive and other equitable relief against any threatened or continued breach of this Agreement by the Executive without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or posting a bond and without liability should relief be denied, modified or vacated. In the event a court or tribunal of competent jurisdiction determines that any provision of this Agreement is excessively broad, it is expressly agreed that this Agreement shall be construed so that the remaining provisions hereof shall not be affected by any such determination, but shall remain in full force and effect, and any such overbroad provision(s) shall be deemed, without further action on the part of any party, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction. Further, a court or tribunal of competent jurisdiction may modify any such overbroad provision to the extent necessary to make the provision enforceable according to applicable law and enforce the provision as modified. Any applicable restricted period shall be tolled during any period of violation of any of the covenants in Sections 6 through 14 of this Agreement and during any other period required for litigation during which the Company seeks to enforce such covenants against the Executive if it is ultimately determined that the Executive was in breach of such covenants.

SEVERANCE

16.Severance Benefits.  The Executive shall be entitled to receive the Severance Benefits described in this Section 16 if, during the Term, the Executive’s employment is involuntarily terminated by the Company without Cause or if Executive terminates his employment for Good Reason, and such termination qualifies as a “separation from service” from employment within the meaning of Treasury Regulation Section 1.409A-1(h) (a “Qualifying Termination”).

As used in this Section 16, the terms “Change in Control” of the Company and “Cause” shall have the meanings set forth in the CBAA. The term “Good Reason” shall mean any of the following occurring without the prior written consent of the Executive: (i) a significant negative change in the nature or scope of Executive’s authority, duties and responsibilities; (ii) a reduction in Executive’s base salary; (iii) a change such that Executive shall no longer be reporting exclusively to the CEO; (iv) a change in the location of Executive’s principal place of employment with the Company by more than thirty (30) miles from the location where Executive is principally employed as of the Effective Date and which is not closer to Executive’s principal residence at the time of relocation, except for required travel for business to an extent consistent with the Executive’s then present business travel obligations; or (v) any material breach by the Company or Bank of this Agreement or any other agreement to which Executive is a party.  Executive’s voluntary termination shall not be treated as for “Good Reason” unless the Executive has provided the Company written notice within ninety (90) days of the first occurrence of the circumstance constituting Good Reason, such circumstance is not cured by the Company or Bank within thirty (30) days after the date of such written notice, and Executive terminates employment within thirty (30) days after expiration of such 30-day cure period.

a.Severance Benefits.  In the event that the Executive becomes entitled to receive Severance Benefits, the Company shall pay, or cause to be paid, to the Executive and provide, or cause to be provided, to the Executive the following:
i.A lump-sum cash amount equal to the Executive’s unpaid base salary, accrued PTO, unreimbursed business expenses, and all other items earned by and owed to the Executive, through and including the date of the Qualifying Termination.  Such payments shall constitute full satisfaction for these amounts owed to the Executive. In addition, Executive shall be entitled to such benefits and amounts, if any, to which Executive may be entitled in accordance with the terms and conditions of any benefit, incentive or equity plan or program.
ii.A lump-sum cash amount equal to the sum of (A) one times the Executive’s annual rate of base salary in effect upon the date of the Qualifying Termination, and (B) a pro rata payment of the Executive’s target annual bonus amount for the year of the Qualifying Termination, based on the Executive’s full months of employment completed during such year.
iii.The Executive shall be entitled to retain his outstanding equity awards which had been granted to the Executive by the Company or any of its subsidiaries under any incentive compensation plan and which have vested as of or prior to the date of the Qualifying Termination, subject to any expiration and other terms and conditions that apply under the applicable award and plan.
iv.If the Executive properly elects retiree or COBRA continuation coverage (as applicable) under the Company’s group medical and/or dental plan, the Company will continue to contribute the normal employer contribution for active employees during the period from his Qualifying Termination until the earlier of (A) the end of the calendar month containing the first (1st) anniversary of his Qualifying Termination, (B) the date the Executive becomes covered under group health plan coverage of a subsequent employer, and (C) the date the Executive is no longer eligible for COBRA coverage.  The Executive shall have the duty to promptly inform the Company if clause (B) or (C) is triggered.  This benefit shall be provided only to the extent that (I) it does not result in any additional tax or other penalty being imposed on the Company or the Bank by reason of the provision of such benefit, and (II) the Executive is not entitled to the COBRA Portion of the Change in Control Payment under the Prior Employment Agreement. Payments shall be taxed and reported consistent with the Company’s normal policies and practices.

The Severance Benefits described in Paragraphs 16(a)(i) and 16(a)(ii) shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Qualifying Termination, but in no event later than sixty (60) calendar days from such date.

b.Excise Tax Limitation.  In the event that any amounts payable to the Executive under this Agreement or otherwise would (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this Paragraph 16(b), be subject to the excise tax imposed by Code Section 4999, then such payments shall be reduced in a manner determined by the Company (by the minimum possible amounts) that is consistent with the requirements of Code Section 409A until no amount payable to the Executive will be subject to the excise tax under Code Section 4999.
c.Release.   Notwithstanding any other provision of this Agreement to the contrary, as a condition of payment of the Severance Benefits described in Paragraphs 16(a)(ii)-(iv) above, the Executive must execute, and not timely revoke during any revocation period provided therein, a general release of claims against the Company and the Bank and their subsidiaries and affiliates and successors in the form provided by the Company, except that the release shall not release any rights of the Executive to: (1) payments and benefits described in Paragraphs 16(a)(i)-(iv) above, (2) unpaid amounts described in Paragraph 31(b) below, (3) benefits under any employee benefit plan and (4) rights of the Executive to indemnification and directors’ and officers’ insurance coverage as described in Section 19 below.  The Company shall provide the release to the Executive in sufficient time so that if the Executive timely executes and returns the release, the revocation period will expire no later than sixty (60) days following the effective date of the Qualifying Termination.  If the Executive fails to execute and return the release such that any revocation period does not expire on or prior to such sixtieth (60th) day, all such payments conditioned upon such release shall be forfeited.  Where the foregoing sixty (60) day period spans two (2) calendar years, any payments withheld pending execution of the release and expiration of its revocation period shall not be paid prior to January 1 of the second calendar year.
d.Interrelation with CBAA. If the Executive incurs a Qualifying Termination that entitles him to Severance Benefits under this Agreement, and then later becomes entitled to “Severance Benefits” under his CBAA due to a Change in Control (“CBAA Benefits”), the parties agree that such CBAA Benefits shall be reduced by the amount of Severance Benefits that the Executive received or is entitled to receive under this Agreement.  If a Change in Control occurs during the Term that entitles the Executive to CBAA Benefits upon his Qualifying Termination, the parties agree that the Executive shall be entitled solely to the CBAA Benefits, and no Severance Benefits shall be due under this Agreement.  For the avoidance of doubt, in all events, the Executive shall not be entitled to receive both the full amount of Severance Benefits and the CBAA Benefits.
e.Other Terminations.  In the event of any other termination of the Executive’s employment that does not qualify as a Qualifying Termination (e.g., by reason of death, disability, the Executive’s voluntary termination without Good Reason, or the involuntary termination of the Executive’s employment for Cause), the Executive shall be entitled solely to receive the benefits described in Paragraph 16(a)(i).

ENFORCEMENT

17.Governing Law and Submission to Jurisdiction/Venue.  This Agreement shall be governed in all respects by the laws of the State of Illinois.  Any disputes arising under this Agreement shall be tried in the courts sitting within the State of Illinois, and the Executive hereby consents and submits his or her person to the jurisdiction of any such court for such purpose.  Should this Agreement come before any court for interpretation or enforcement, it is the intent of the parties that the terms and provisions of this Agreement be given their fair and literal meaning, and that this Agreement is not to be strictly construed against any party, including the drafter of this Agreement.  The Parties hereto acknowledge that DuPage County, Illinois is a convenient forum, agree that any controversy or claim relating to this Agreement shall be brought in State or Federal Court in and for DuPage County, Illinois and therefore submit to the personal jurisdiction of such courts.

18.Rights and Remedies Upon Breach of Agreement.  If the Executive should breach, or threaten to commit a breach, of any of the provisions of this Agreement, the Company shall have the right and remedy to have the restrictive covenants contained herein be enforced by any court of competent jurisdiction, without the necessity of posting a bond, it being agreed that any breach or threatened breach of restrictive covenants would cause irreparable injury to the Company or the Bank and that money damages would not alone provide an adequate remedy to the Company or the Bank.  The Company and the Bank shall each also have any other right or remedy available to it under law or in equity including the right to seek and recover monetary damages for lost profits and other compensable damages.

If a legal action is filed by a party hereto against another party hereto by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees, accounting and expert witness fees, and any other professional fees resulting therefrom.

19.Indemnification.  To the maximum extent provided to other directors or similarly-situated executives of the Company or the Bank (as applicable), the Company or the Bank (as applicable) shall indemnify and hold the Executive harmless (including advancement of expenses) for losses or damages incurred by the Executive as a result of any claims, causes of action, investigations, examinations, or other proceedings arising out of or pertaining to the fact that Executive is or was an officer or director the Company or the Bank, whether or not such claim, cause of action, investigation, examination, or other proceeding is asserted during the Term.  The Executive shall be covered under any directors’ and officers’ insurance that the Company and Bank maintains for its directors and similarly-situated executives of the Company or the Bank (as applicable).  The rights to indemnification (including advancement of expenses) and directors and officers insurance coverage under this Agreement shall not be exclusive and shall be in addition to any rights which Executive may have under the Company’s and Bank’s governing documents, any other agreement, or applicable law. Nothing in this Agreement shall limit or otherwise affect Executive’s rights to indemnification and directors’ and officers’ insurance coverage under the Merger Agreement.

20.Amendment.  This Agreement may be amended only in writing and only if such writing is signed by the Executive and by the Company’s CEO.

21.Notices.  Notices under this Agreement shall be effective upon actual delivery and can be made by hand delivery, electronic mail, overnight delivery service, or by certified or registered mail, postage prepaid with return receipt requested.  Notices shall be addressed as follows (or to such other or additional address as either party may designate by written notice to the other):

If to Company (which includes the Bank for notice purposes):

Old Second Bancorp, Inc.
c/o Chris Lasse, Senior Vice President, Human Resources
3010 Highland Parkway, Suite 700
Downers Grove, Illinois 60515
Email: classe@oldsecond.com

If to the Executive:

Personal or Company email address

22.Survival of Provisions.  Any provision of this Agreement, which by terms or reasonable implication is to be or may be performed or effective after the termination of the Agreement, shall be deemed to survive such termination.

23.Severability and Modification.  If any provision of this Agreement shall be in part, or as applied to any circumstance, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed excised from this Agreement as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.  The Company and the Executive hereby agree that the restrictive covenants as set forth herein are separate and distinct restrictive covenants, designed to operate under different factual circumstances, and that the invalidity of one of said covenants shall not affect the validity and/or enforceability of the other covenants.

24.Assignability; Binding Nature.  This Agreement will be binding upon the Company and Bank and their respective successors and assigns, and upon the Executive and the Executive’s respective successors, heirs, and assigns.  This Agreement may not be assigned by the Executive except that the Executive’s rights to compensation and benefits hereunder, subject to the limitations of this Agreement, may be transferred by will or operation of law.  The rights and obligations of the Company and the Bank under this Agreement shall be assigned by the Company or the Bank, or to a corporation or any entity which becomes the successor to the Company or the Bank as the result of a purchase of assets or stock, merger or other corporate reorganization, and which continues the business of the Company or the Bank.

25.No Waiver.  No failure on the part of any party to this Agreement to exercise, and no delay on their part in exercising, any right, power or remedy hereunder shall operate as a waiver thereof.

26.Miscellaneous.  Nothing in this Agreement shall be construed to limit or negate any common law torts or any statutory protections, including, but not limited to, an action under the Illinois Trade Secrets Act or the federal Defend Trade Secrets Act, available to the Company or the Bank, where it provides the Company or the Bank with broader protection than that provided herein.

27.Counterparts.  This Agreement may be executed electronically and in any number of identical counterparts, each of which shall be deemed a duplicate original, and all of which together shall constitute but one and the same agreement.

28.Headings and Interpretation.  The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement.  The use in this Agreement of the words “including,” “such as,” and words of similar import following any general statement, term, or matter shall not be construed to limit such statement, term, or matter in any manner, whether or not language of non-limitation (such as “without limitation” or “but not limited to”) is used in connection therewith, but rather shall be deemed to refer to all other terms or matters that could reasonably fall within the scope of the general statement, term or matter.  All provisions of this Agreement have been negotiated at arms-length, and this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

29.At-Will Employment Status.  The Executive acknowledges and understands that the Executive is to be at all times an employee-at-will.  This employee-at-will status may only be modified in writing by the Company.

30.Section 409A.  It is intended that any amounts payable under this Agreement and the Company’s and Executive’s exercise of authority or discretion hereunder shall be exempt from or comply with Section 409A of the Internal Revenue Code, as in effect from time to time, and including the Treasury regulations and other published guidance relating thereto (“Code Section 409A”) so as not to subject Executive to the payment of any interest or additional tax imposed under Code Section 409A. In furtherance of this intent, (a) if at the time of a termination of employment (i) Executive is a “specified employee” as defined in Code Section 409A and (ii) any of the payments or benefits provided hereunder may constitute “deferred compensation” under Code Section 409A, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of up to six (6) months following the date of termination; and (b) each payment which is conditioned upon the Executive’s execution of a release and which is to be paid during a designated period that begins in a first taxable year and ends in a second taxable year shall be paid in the second taxable year.  With regard to any provision herein that provides for reimbursement of expenses or in-kind benefits: (x) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and (y) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, provided that the foregoing shall not be violated with regard to expenses covered by Code Section 105(h) that are subject to a limit related to the period in which the arrangement is in effect.  Any expense or other reimbursement payment made pursuant to this Agreement or any plan, program, agreement or arrangement of the Company referred to herein, shall be made on or before the last day of the taxable year following the taxable year in which such expense or other payment to be reimbursed is incurred.  Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments.  Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.  In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Code Section 409A.  To the extent that any Treasury regulations, guidance or changes to Code Section 409A would result in the Executive becoming subject to interest and additional tax under Code Section 409A, the Company and Executive agree in good faith to amend this Agreement in order to bring this Agreement into compliance with Code Section 409A. Notwithstanding the foregoing, in no event shall the Company be liable for any interest or additional tax that may be imposed on Executive under Code Section 409A as a result of any failure to comply with Code Section 409A.

31.Entire Agreement.  After the Effective Time, the provisions of this Agreement and of the separate CBAA constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any prior agreements or understandings pertaining to said subject matter, including the Prior Employment Agreement.  Notwithstanding the foregoing, the parties agree that:

a. the Restrictive Covenant Agreement entered into by and between Executive, Bancorp Financial, Inc. and Evergreen Bank Group, effective December 3, 2024, which was attached as Exhibit A to such Prior Employment Agreement, shall continue to apply and inure to the benefit of and be assumed by the Company and Bank as successors to such entities; and

b.this Agreement and the CBAA shall not affect or operate to reduce Executive’s rights to compensation, benefits or other amounts inuring to Executive pursuant to the Prior Employment Agreement through the Effective Time, including, but not limited to, the Change in Control Payment (as defined in the Prior Employment Agreement).

[Remainder of Page Intentionally Left Blank]

THIS AGREEMENT CONTAINS CERTAIN COVENANTS (SEE SECTIONS 6 THROUGH 15 ABOVE) THAT RESTRICT THE EXECUTIVE’S ACTIVITIES FOLLOWING ANY TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY AND THE BANK. THE EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE ENTERING INTO THESE COVENANTS AND SHALL BE ALLOWED AT LEAST FOURTEEN (14) CALENDAR DAYS TO REVIEW THE COVENANT (PROVIDED THAT THE EXECUTIVE MAY CHOOSE TO EXECUTE THIS AGREEMENT EARLIER).

THE EXECUTIVE AND THE COMPANY, BY ITS DESIGNATED REPRESENTATIVE, HEREBY ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT, THAT THEY HAVE EXECUTED THIS AGREEMENT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE, AND THAT THEY INTEND TO BE FULLY BOUND BY THE SAME.

OLD SECOND BANCORP, INC.Darin campbell

By:  /s/ Chris Lasse     By:/s/ Darin Campbell

Chris Lasse, SVP Human Resources

Date:  February 24, 2025    Date:  February 24, 2025

EXHIBIT A

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]